1 POWER OF ATTORNEY FOR SEC FILINGS ON FORMS ID, 3, 4, 5 AND 144 IN RESPECT OF SECURITIES OF GRAMERCY PROPERTY TRUST The undersigned hereby constitutes and appoints each of Edward J. Matey Jr. or Jon W. Clark or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in his name and stead in any and all capacities, to: i. sign and file for and on his behalf, in respect of any acquisition, disposition or other change in ownership of any securities issued by Gramercy Property Trust (the “Company”), the following: i. any Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the Securities and Exchange Commission (the “SEC”) of reports required by Section 16(a) of the Securities Exchange Act of 1934, or any rule or regulation of the SEC, to be filed with the SEC; ii. any Initial Statement of Beneficial Ownership of Securities on Form 3 to be filed with the SEC; iii. any Statement of Changes of Beneficial Ownership of Securities on Form 4 to be filed with the SEC; iv. any Annual Statement of Beneficial Ownership of Securities on Form 5 to be filed with the SEC; and v. any Notice of Proposed Sale of Securities on Form 144 to be filed with the SEC; ii. do and perform any and all acts for, and on behalf of, the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, 5 or 144, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and iii. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion. The undersigned hereby gives full power and authority to the attorney-in-fact to seek and obtain as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release such information to the undersigned and approves and ratifies any such release of information. The undersigned hereby grants unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifies and confirms all that any such attorney-in-fact and agent or substitute may do or cause to be done by virtue hereof.

2 The undersigned acknowledges that: i. neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) any liability of the undersigned for any failure to comply with such requirements or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and ii. this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act. This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact. IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney. Date: November 2, 2016 /s/ Nicholas L. Pell Nicholas L. Pell